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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1996 incorporated by reference in Tower Automotive, Inc.'s Form 10-K for the year ended December 31, 1995; our report dated March 31, 1994 included in Tower Automotive, Inc.'s Form 10-K/A for the year ended December 31, 1995; our report dated March 21, 1996 included in Tower Automotive, Inc.'s Form 8-K/A dated March 27, 1996; our report dated May 30, 1996 included in Tower Automotive, Inc.'s Form 8-K dated May 31, 1996, and to all references to our Firm included in this registration statement.

                                              ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
    June 18, 1996